Second Quarter 2019 Update 1

Safe Harbor Some of the information contained in this presentation includes forward looking statements. Such statements are subject to a number of risks and uncertainties which could cause actual results in the future to differ materially and adversely from those described in the forward looking statements. Investors should consult the Company’s filings with the Securities and Exchange Commission (SEC) for a description of the various risks and uncertainties which could cause such a difference before deciding whether to invest. This presentation also contains non GAAP financial measures and comparable net operating income (NOI). Reconciliation of this non GAAP financial measure to the most directly comparable GAAP measure can be found within the Company’s quarterly supplemental information package and in filings made with the SEC, which are available on the investor relations section of its website at www.washingtonprime.com. 2

2Q 2019 Recap

- Reaffirming both 2019 FFO and dividend guidance of $1.20 at the midpoint and $1.00 per diluted share, respectively;
- Maintaining 2020 comparable NOI growth forecast of at least 2.0%;
- Leased 2.1M SF of space YTD;
- Of the 2.1M SF, lifestyle tenancy accounted for 55% of new leasing volume;
- Combined Enclosed and Open Air occupancy was 92.5%;
- Tier One occupancy cost decreased 40 basis points to 11.7%;
- Tier One Sales PSF increased 3.3% to $410;
- Leasing spreads for new Tier One and Open Air transactions increased 2.9%;
- The Company held 713 events, activities and installations during the quarter, with a total of 1,387 YTD;
- Comparable NOI growth for Tier One and Open Air was (6.8%);
- Excluding cotenancy and rental income loss impact from bankruptcies, comparable NOI was closer to flat;
- Leased four more vacant department stores during the quarter;
- Including the four above, 15 of the 22 department store spaces identified for repositioning, or 68%, have been addressed;
- Closed $180M mortgage loan for Waterford Lakes with an all-in coupon of 4.86%;
- Executed term sheet for $117M nonrecourse mortgage loan collateralized by four Open Air assets;
- Announced $38M definitive agreement for the sale of 20 additional outparcels to Four Corners; and
- Announced a $99M sale leaseback for fee interest in the land at four Tier One assets.

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Financial flexibility provides ample liquidity to execute redevelopment

Robust and Diversified Leasing Progress

Robust Leasing Volume and Tenant Diversification Objective

- 2019 leasing continues to be strong exhibited by a 14% year-over-year (YOY) increase totaling 2.1M SF, and the number of lease transactions increased 10% YOY;
- Of the aforementioned 2.1M SF, 55% of new leasing volume was attributable to lifestyle tenancy which includes food, beverage, entertainment, home furnishings, fitness and professional services; and
- The Company continues to incent its leasing and property management professionals in order to further diversify tenancy as illustrated by 75 leases qualifying under various incentive programs during the first six months of 2019.

Total Leasing Activity YTD as of JUN 30 2019	New Lease Count	New Square Feet	Renewal Lease Count	Renewal Square Feet	Total Lease Count	Total Square Feet	Square Feet Change YOY (%)	Portfolio Size
	113	668,524	415	1,478,143	528	2,146,667	14%	56.2M

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Leasing is the litmus test for success

Maintaining Stability as Town Center Mandate and Department Store Adaptive Reuse Measures Proceed Stable Operating Metrics o Combined Tier One and Open Air occupancy decreased 120 basis points to 92.5%, all of which was attributable to the bankruptcies of Charlotte Russe, Gymboree, and Payless ShoeSource; o Tier One sales PSF increased 3.3% to $410 during the trailing 12 months ended June 30, 2019, supported by Tier One comparable sales increases of 2.2% during the second quarter; o Occupancy cost decreased 40 basis points to 11.7% as of June 30, 2019; and o Leasing spreads for new transactions increased 2.9% during the trailing 12 months ended June 30, 2019 for Tier One and Open Air assets. Net Operating Income Performance o Second quarter 2019 Tier One comparable net operating income (NOI) decreased 9.4% YOY while Open Air comparable NOI increased 0.1%, resulting in a combined decrease of 6.8% of $8.0M, in line with previously discussed expectations; and o The aforementioned decrease includes $5.1M due to continuing negative impact of cotenancy and rental income from 2018 anchor bankruptcies (Bon-Ton Stores, Sears, Toys R Us); $1.8M was attributable to three 2019 inline bankruptcies (Charlotte Russe, Gymboree and Payless ShoeSource); and the remaining $1.1M decline related primarily to a one-time easement payment in 2018. 5 Concentrating upon improving Tier One and Open Air assets (93% of NOI) which possess upside greatest potential

Addressing Vacant Department Store Space a Priority WPG Department Store Repositioning Snapshot – Tier One and Open Air 29 Department Stores $300M-$350M 5YR Anticipated Capital Spend Evaluating Active Announced Under Construction Completed 3 11 11 3 1 Excludes seven (7) department store repositioning projects in Tier One portfolio completed since 2015. Redevelopment and Department Store Progress o The Company recently satisfied an additional four anchor spaces and has now addressed 15, or 68%, of the 22 spaces previously occupied by Bon-Ton Stores and Sears within Tier One and Open Air assets; o As exhibited within the most recent second quarter 2019 supplemental, the Company continues to provide real time updates relating to the 29 department stores within its Tier One and Open Air properties identified for repositioning (excluding space owned by third parties such as Seritage Growth Properties); 6 The demise of non differentiated department stores should be regarded as an opportunity to further our dominant town center objective

Healthy Activity Further Illustrates Dominant Town Center Positioning Redevelopment and Department Store Progress (Continued) The aforementioned 15 repositioning projects include the following all of which all are situated within Tier One assets: . The Company has finalized a letter of intent with a national fitness operator at Southern Park Mall, in Boardman, Ohio; the Company also announced plans to reposition the former Sears into exterior access lifestyle oriented space comprised of retail, dining and entertainment in addition to an outdoor athletic and entertainment greenspace venue adjacent to the recently renovated Cinemark Theaters; . At Northtown Mall, in Blaine, Minnesota, a national entertainment concept and a regional movie theatre operator have provided letters of intent to replace a former Herberger’s (Bon- Ton Stores); . A national entertainment concept has executed a letter of intent to replace the former Sears at Port Charlotte Town Center, located in Port Charlotte, Florida; . National home furnishings and off price retailers have finalized letters of intent to replace the Sears at Longview Mall, in Longview, Texas; . A national sporting goods retailer has provided a letter of intent to replace a former Herberger’s (Bon-Ton Stores); a to-be-constructed Dillard’s will replace the Sears space; and several national retailers have signed letters of intent to replace a former Sports Authority at Mesa Mall, located in Grand Junction, Colorado; . At Southern Hills Mall, in Sioux City, Iowa, the Company has executed a letter of intent with a national off price retailer and has received a letter of intent from a national home furnishings retailer to replace the former Sears location; . Dillard’s opened a second location in June 2019 replacing the former Herberger’s (Bon-Ton Stores) within Southgate Mall, in Missoula, Montana; . The Company has executed several leases with national retailers including Big Lots, Ulta Beauty and Five Below in addition to four leases out for signature to national retailers to replace the former Sears at Grand Central Mall located in Parkersburg, West Virginia; . The Company has executed a lease with Dunham’s Sports at Morgantown Mall, in Morgantown, West Virginia, replacing space previously occupied by Elder Beerman (Bon-Ton Stores); the AMC Theatre located at Morgantown Mall will undergo a renovation in late 2019, adding dine in food and beverage; and the Company is actively planning to transform the former Sears location into an outdoor athletic and entertainment greenspace venue; . The Company has executed a development agreement with Columbus based real estate company Crawford Hoying for a joint venture of the redevelopment of the former Sears at Polaris Fashion Place, located in Columbus, Ohio; . The Company is in the process of obtaining necessary entitlements for WestShore Plaza, in Tampa, Florida, and discussions are underway regarding a joint venture of this mixed use redevelopment replacing the Sears space. In conjunction, the Company also purchased an outparcel located in a high visibility corner of the asset, currently occupied by office tenancy to be included s part of the entitlement process; . The RoomPlace is under construction and is expected to open fall 2019 replacing a former Carson Pirie Scott (Bon-Ton Stores) at Lincolnwood Town Center, in Lincolnwood, Illinois; and . The RoomPlace and Round1 Entertainment will replace the former Sears at The Mall at Fairfield Commons, in Dayton, Ohio, both scheduled to open late 2019. 7 Big box retail recognizes the merits of locating in a Washington Prime Group asset

Department Store Repositioning Status

Addressed as of JUN 30 2019

Count	Property	City	Former Department Store	Owner	Closing Date	Planned Replacement	Status
1	Grand Central Mall	Parkersburg, WV	Sears	Lease	Dec-18	Big box retail	Leases executed or out for signature
2	Lincolnwood Town Center	Lincolnwood, IL	Carsons Pirie Scott	Lease	Aug-18	RoomPlace/ Dining/ Retail	RoomPlace scheduled to open Q319
3	Longview Mall	Longview, TX	Sears	Lease	Jan-19	Big box retail	Pro-active termination, Letter of Intent (LOI) finalized
4	Mall at Fairfield Commons	Dayton, OH	Sears	Lease	Dec-18	RoomPlace / Round1	Replacement leases executed, under construction
5	Mesa Mall	Grand Junction, CO	Sears	Lease	Nov-18	Dillard's	LOI executed
6	Mesa Mall	Grand Junction, CO	Herberger's	Lease	Aug-18	Big box retail	LOI received
7	Morgantown Mall	Morgantown, WV	Sears	Lease	Jan-19	Demolish building/Outdoor greenspace	Plans finalized
8	Morgantown Mall	Morgantown, WV	Elder-Beerman	Lease	Aug-18	Dunham's Sports	Lease executed
9	Northtown Mall	Blaine, MN	Herberger's	Lease	Aug-18	Entertainment/Theatre	LOI finalized
10	Polaris Fashion Place	Columbus, OH	Sears	Lease	Mar-19	Mixed use	Pro-active termination, Development Partner agreement executed
11	Port Charlotte Town Center	Port Charlotte, FL	Sears	Lease	Mar-19	Entertainment	LOI received
12	Southern Hills Mall	Sioux City, IA	Sears	Lease	Mar-19	Retail concepts	Pro-active termination, LOI received
13	Southern Park Mall	Youngstown, OH	Sears	Lease	Jul-18	Outward facing retail/Outdoor greenspace	Pro-active termination
14	Southgate Mall	Missoula, MT	Herberger's	Lease	Aug-18	Dillard's	Dillard's opened June 2019
15	WestShore Plaza	Tampa, FL	Sears	Lease	Mar-19	Mixed use	Pro-active termination, Obtaining Entitlements

Active Planning / Evaluating Options as of JUN 30 2019

16	Cottonwood Mall	Albuquerque, NM	Sears	Sears	Aug-18	Sears owns box	Evaluating Options
17	Lindale Mall	Cedar Rapids, IA	Younkers	Lease	Aug-18	Retail concepts	Active Planning
18	Mall at Fairfield Commons	Dayton, OH	Elder-Beerman	Lease	Aug-18	Retail concepts	Active Planning
19	Markland Mall	Kokomo, IN	Carsons Pirie Scott	Lease	Aug-18	Retail concepts	Active Planning
20	Morgantown Mall	Morgantown, WV	Belk	Lease	Mar-18	Big box retail	Active Planning
21	Southern Hills Mall	Sioux City, IA	Younkers	Lease	Aug-18	Retail concepts	Active Planning
22	Southgate Mall	Missoula, MT	Herberger's Men	Lease	Aug-18	Dining	Active Planning

Store Occupied by Sears as of JUN 30 2019

23	Mall at Johnson City	Johnson City, TN	Sears	Lease		Big box retail	Active Planning
24	Northwoods Mall	Peoria, IL	Sears	Sears		Sears owns box	Active Planning
25	Orange Park Mall	Orange Park, FL	Sears	Sears		Sears owns box	Evaluating Options
26	Pearlridge Center	Aiea, HI	Sears	Lease		Entertainment / Dining	Evaluating Options
27	Town Center Aurora	Aurora, CO	Sears	Lease		Mixed use	Pro-active termination, Active Planning
28	Weberstown Mall	Stockton, CA	Sears	Ground lease		Mixed use	Active Planning
29	Whitehall Mall	Whitehall, PA	Sears	Lease		Big box and small shop retail	Active Planning

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Continued progress has resulted in increased visibility

WPG Implied Trading Valuation

As of JUN 30 2019	Estimated 2019 NOI	% of NOI	Wtd Avg Cap Rate	Total Value	Secured Debt
Open Air Center Portfolio	$ 143,000	29.2%	7.00%	$2,042,857	$ 282,139
O'Connor JV Portfolio	74,000	15.1%	5.25%	1,409,524	617,818
Tier 2 and Non Core Portfolio - Encumbered	16,000	3.3%	7.01%	228,164	228,164
Tier 2 Mall Portfolio - Unencumbered	19,000	3.9%	20.00%	95,000	-
Remaining Tier 1 Portfolio	237,000	48.5%	29.00%	817,241	641,327
Total Property Asset Value	**$ 489,000**	100.0%	**10.6%**	**$ 4,592,786**	**$ 1,769,448**
CIP, Cash, Receivables & Other Tangible Assets				189,145	
Pro-Rata Share of JV Assets				38,607	
Total Assets				**4,820,538**	
Secured Debt				$1,769,448	
Unsecured Term Loan & Revolver				912,000	
Bonds				1,000,000	
Other Tangible Liabilities including JV Share				178,152	
Preferred Stock				195,000	
Total Liabilities				$ 4,054,600	
Total Net Asset Value based upon current trading price				$ 765,938	
Outstanding common shares and units				221,339	
Implied Common Equity per share value - Closing Share price 7/23/19				**$ 3.46**	

Current Trading Price Assumptions

Valuation based upon utilizing the current implied cap rate for our open air peer group (NOI includes our Waterford Lakes property)

Valuation based upon utilizing a 5.25% cap rate - consistent with the previously disclosed pricing from the original JV formations

Valuation based upon utilizing the in place debt yield to value the Tier 2 and non-core encumbered properties

Valuation based upon utilizing the average cap rate from recent WPG dispositions of similar assets

Backed into the implied cap rate for the remaining Tier 1 assets in order to arrive at an aggregate valuation in-line with our current share price

With price discovery fairly transparent for the open-air portfolio and ***O'Connor JV assets, along with the*** Tier 2 and non-core properties, we backed into the remaining Tier 1 portfolio value resulting in a 29.0% cap rate needed to support the current WPG share price

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WPG continues to access capital, successfully address department store adaptive reuse, and lease inline space with diversified tenancy

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